Exhibit 99.1

NEWS RELEASE	950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	Senior Vice President and CFO	John C. Rickel	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors	Russell A. Johnson	(713) 513-9515

AT Pierpont Communications:	Media	Clint L. Woods	(713) 429-6419
FOR IMMEDIATE RELEASE
TUESDAY, OCT. 31, 2006
GROUP 1 AUTOMOTIVE REPORTS 25 PERCENT INCREASE IN
THIRD-QUARTER EARNINGS PER SHARE
Full-Year Guidance Raised
HOUSTON, Oct. 31, 2006 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today reported that net income for the third quarter ended Sept. 30, 2006, increased 22.2 percent to $26.4 million, on revenues of $1.6 billion. Diluted earnings per share grew 25.0 percent to $1.10. This compares with net income of $21.6 million, or $0.88 per diluted share, in the third quarter of 2005.
Group 1’s third-quarter performance featured the following highlights:
•	Same-store revenue was flat as strong performance from the company’s Toyota franchises offset weaker sales at its domestic stores. Toyota/Scion/Lexus represented nearly 38 percent of new vehicle unit sales in the quarter.

•	Gross margin improved 10 basis points to 15.6 percent, primarily attributable to an 80 basis-point increase in total used vehicle margin and a 30 basis-point increase in parts and service margin.

•	Used vehicle gross profit rose 8.5 percent, reflecting an increase of 4.8 percent in used retail revenues and a 7.2 percent increase in retail gross profits.

•	New vehicle gross profit increased 2.7 percent on 3.3 percent higher revenues.

•	Finance and insurance revenues increased 2.6 percent, reflecting higher new vehicle unit sales from recent acquisitions.
Group 1 achieved a 130 basis-point reduction in total selling, general and administrative expenses to 75.3 percent of gross profit, primarily attributable to gross profit improvements and its continued focus on increasing operating efficiencies.
Operating margin improved 60 basis points from the prior year to 3.6 percent, and pretax margin improved 40 basis points to 2.6 percent.
“Our margin improvements reflect management’s continued focus on operations, particularly in our used vehicle business, where gross profit per unit sold increased by more than 13 percent,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “The results we’ve delivered in this challenging new vehicle market are a testament to the success of the initiatives we are implementing and the strength of our management team.”

Group 1 Automotive, Inc.
On a same-store basis, total revenues were flat as strong Toyota new vehicle sales and improved used vehicle retail sales were offset by lower domestic new vehicle sales and a reduction in used vehicle wholesale sales. Specifically, used vehicle retail revenues increased 4.9 percent on 1.8 percent higher unit sales, and gross profit per retail unit increased $90 year over year. New vehicle revenues were basically flat as strong growth of 8.3 percent in import/luxury vehicle unit sales was offset by a 17.8 percent decrease in domestic brand sales. Parts and service revenues rose 1.5 percent, and finance and insurance revenues fell 0.1 percent. Total gross margin improved 20 basis points to 15.7 percent.
Total floorplan interest expense expanded 8.7 percent to $10.1 million, reflecting a continued upward trend in interest rates. Partially offsetting the higher rates was a $141.7 million decrease in weighted average floorplan borrowings. Other interest expense also increased $1.0 million, or 23.5 percent, primarily due to a $237.5 million increase in weighted average borrowings outstanding in the period, reflecting the issuance of the 2.25% convertible notes in June.
Share Repurchase
During the quarter, Group 1 repurchased 20,000 shares of its common stock at an average price of $45.88 under a board authorization to fund the share delivery requirements of its existing employee stock purchase plan.
Acquisition and Disposition Update
As previously announced, during the third quarter, Group 1 acquired a Toyota/Scion franchise and a Nissan franchise in the Los Angeles metro market; a Buick franchise in Oklahoma City that is operated out of its existing Pontiac-GMC dealership; the Pat Peck dealerships consisting of Honda, Kia and two Nissan franchises in Alabama and Mississippi; and, in October, three import stores in New Jersey that include BMW, Honda and two Acura franchises.
“With the addition of these franchises, we have shifted our brand mix to over 70 percent import/luxury from 61 percent a year ago,” said Hesterberg. “We continue to look for acquisition opportunities that will improve our portfolio of dealerships and position us for future growth.”
Year to date, the company has added one domestic franchise and 14 import franchises, including three Nissan; two each of Toyota/Scion, Acura and Honda; and a single BMW franchise. These 15 franchises are expected to generate $732 million in estimated annual revenues. The addition of these 15 franchises substantially completes the company’s acquisition program for 2006.
Also previously announced, Group 1 disposed of three dealerships during the quarter that generated $63.3 million in revenues during the trailing twelve-month period. Year to date, the company has disposed of 13 franchises with $197.8 million in trailing twelve-month revenues, exceeding its full-year target of $190 million.
Management’s Outlook
Group 1 raised its 2006 full-year earnings guidance range from $3.40 — $3.70 to $3.65 — $3.75 per diluted share. This guidance is based on the following assumptions:
•	Industry seasonally adjusted annual sales rate of 16.5 to 16.7 million vehicles.

•	An estimated average of 24.4 million shares outstanding.

•	The implementation of SFAS No. 123(R), “Share Based Payment,” that the company estimates will have a full-year negative earnings impact of $0.10 per diluted share.
This guidance excludes the impacts of any future acquisitions or dispositions. It also excludes any potential impairment charges as the company undertakes its required annual review of goodwill and intangible franchise rights during the fourth quarter.

Group 1 Automotive, Inc.
Third-Quarter Conference Call and Presentation
Group 1’s senior management team will host a conference call to discuss these results today at 10 a.m. EST.
The live simulcast call, and a slide presentation, may be accessed on the Internet at www.group1auto.com through the Investor Relations section. A replay will be available for 30 days.
The conference call will also be available live by dialing in 10 minutes prior to the call at: 800-219-6110 (domestic) or 303-262-2140 (international).
A telephonic replay will be available through Nov. 7 by dialing: 800-405-2236 (domestic) or 303-590-3000 (international), with passcode: 11073239#.
About Group 1 Automotive, Inc.
Group 1 owns 101 automotive dealerships comprised of 143 franchises, 33 brands and 30 collision service centers in Alabama, California, Florida, Georgia, Louisiana, Massachusetts, Mississippi, New Hampshire, New Jersey, New Mexico, New York, Oklahoma and Texas. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.
Group 1 Automotive can be reached on the Internet at www.group1auto.com.
This press release contains “forward-looking statements,” which are statements related to future, not past, events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, and (h) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.
FINANCIAL TABLES TO FOLLOW

Group 1 Automotive, Inc. Consolidated Statements of Operations
Group 1 Automotive, Inc. Consolidated Balance Sheets
Group 1 Automotive, Inc. Additional Information — Consolidated
Group 1 Automotive, Inc. Additional Information — Consolidated
Group 1 Automotive, Inc. Additional Information — Same Store

Group 1 Automotive, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	% Change	2006	2005	% Change
REVENUES:
New vehicle retail sales	$1,009,300	$977,492	3.3%	$2,837,827	$2,791,812	1.6%
Used vehicle retail sales	292,931	279,484	4.8	848,611	819,816	3.5
Used vehicle wholesale sales	83,264	98,439	(15.4)	251,010	301,419	(16.7)
Parts and service	165,296	165,017	0.2	492,803	487,534	1.1
Finance and insurance	51,021	49,737	2.6	146,172	143,648	1.8

Total revenues	1,601,812	1,570,169	2.0%	4,576,423	4,544,229	0.7%

COST OF SALES:
New vehicle retail sales	937,629	907,731	3.3%	2,631,330	2,594,379	1.4%
Used vehicle retail sales	254,648	243,756	4.5	738,160	715,978	3.1
Used vehicle wholesale sales	84,757	100,248	(15.5)	252,254	303,702	(16.9)
Parts and service	74,930	75,316	(0.5)	224,345	222,473	0.8

Total cost of sales	1,351,964	1,327,051	1.9%	3,846,089	3,836,532	0.2%

GROSS PROFIT	249,848	243,118	2.8%	730,334	707,697	3.2%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	188,043	186,216	1.0%	551,463	560,853	(1.7)%

DEPRECIATION AND AMORTIZATION EXPENSE	4,449	4,597	(3.2)%	13,384	14,522	(7.8)%

ASSET IMPAIRMENTS	—	4,987	(100.0)%	—	4,987	(100.0)%

INCOME FROM OPERATIONS	57,356	47,318	21.2%	165,487	127,335	30.0%

OTHER INCOME (EXPENSE):
Floorplan interest expense	(10,065)	(9,259)	8.7%	(34,943)	(27,998)	24.8%
Other interest expense, net	(5,366)	(4,344)	23.5	(13,353)	(14,174)	(5.9)
Other income (expense), net	(122)	87	(240.2)	(367)	95	(486.3)

INCOME BEFORE INCOME TAXES	41,803	33,802	23.7%	116,824	85,258	37.0%

PROVISION FOR INCOME TAXES	15,383	12,176	26.3%	43,221	31,143	38.8%

INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	26,420	21,626	22.2%	73,603	54,115	36.0%

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX BENEFIT OF $10,231	—	—	—	—	(16,038)	N/A

NET INCOME	$26,420	$21,626	22.2%	$73,603	$38,077	93.3%

DILUTED EARNINGS PER SHARE:
Income before cumulative effect of a change in accounting principle	$1.10	$0.88	25.0%	$3.01	$2.24	34.4%
Cumulative effect of a change in accounting principle	—	—	—	—	(0.66)	—

Net income	$1.10	$0.88	25.0%	$3.01	$1.58	90.5%

Weighted average diluted shares outstanding	24,009	24,571	(2.3)%	24,432	24,150	1.2%

Group 1 Automotive, Inc.
Consolidated Balance Sheets
(Dollars in thousands)

	September 30,	December 31,
	2006	2005	% Change
	(Unaudited)
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$34,857	$37,695	(7.5)%
Contracts in transit and vehicle receivables, net	145,667	187,769	(22.4)
Accounts and notes receivable, net	71,170	81,463	(12.6)
Inventories	769,965	756,838	1.7
Deferred income taxes	21,636	18,780	12.2
Prepaid expenses and other current assets	13,080	23,283	(43.8)

Total current assets	1,056,375	1,105,828	(4.5)
PROPERTY AND EQUIPMENT, net	204,729	161,317	26.9
GOODWILL	415,460	372,844	26.4
INTANGIBLE FRANCHISE RIGHTS	233,889	164,212	8.5
OTHER ASSETS	31,212	29,419	6.1

Total assets	$1,941,665	$1,833,618	5.9%

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Floorplan notes payable — credit facility	$279,685	$407,396	(31.3)%
Floorplan notes payable — manufacturer affiliates	293,119	316,189	(7.3)
Current maturities of long-term debt	823	786	4.7
Accounts payable	102,969	124,857	(17.5)
Accrued expenses	110,725	119,404	(8.5)

Total current liabilities	787,321	968,632	(18.9)
LONG-TERM DEBT, net of current maturities	428,641	158,074	171.2
DEFERRED INCOME TAXES	1,315	28,862	(97.4)
OTHER LIABILITIES	25,505	25,356	6.4

Total liabilities before deferred revenues	1,242,782	1,180,924	5.2

DEFERRED REVENUES	21,632	25,901	(16.5)

STOCKHOLDERS’ EQUITY:
Common stock	250	246	1.6
Additional paid-in capital	289,495	276,904	4.5
Retained earnings	436,732	373,162	17.0
Accumulated other comprehensive income (loss)	399	(706)	(156.5)
Deferred stock-based compensation	—	(5,413)	(100.0)
Treasury stock	(49,625)	(17,400)	185.2

Total stockholders’ equity	677,251	626,793	8.1

Total liabilities and stockholders’ equity	$1,941,665	$1,833,618	5.9%

BALANCE SHEET DATA:
Working capital	$269,054	$137,196	96.8%
Current ratio	1.34	1.14	17.5

Long-term debt to capitalization	39%	20%

Inventory days supply: (1)
New vehicle	55	56	(1.8)%
Used vehicle	29	28	3.6

(1)	Inventory days supply equals units in inventory as of the end of the period, divided by unit sales for the month then ended, times 30 days.

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

		Three Months Ended		Nine Months Ended,
		September 30,		September 30,
		2006	2005	2006	2005
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
Region	Geographic Market
Northeast	Massachusetts	12.7%	13.9%	12.9%	13.2%
	New Hampshire	4.0	0.5	3.9	0.2
	New Jersey	2.5	2.9	2.7	2.9
	New York	2.2	2.1	2.4	2.4

		21.4	19.4	21.9	18.7

Southeast	Florida	4.6	6.4	4.8	6.1
	Louisiana	4.5	4.4	5.4	5.2
	Georgia	3.9	5.3	3.9	4.9
	Mississippi	0.6	—	0.2	—
	Alabama	0.4	—	0.1	—

		14.0	16.1	14.4	16.2

Central	Southeast Texas	16.9	14.0	17.1	14.5
	Oklahoma	11.2	12.2	10.8	11.9
	Central Texas	10.4	12.7	10.9	12.3
	West Texas	5.6	5.7	5.7	5.6
	New Mexico	2.3	2.5	2.1	2.7
	Colorado	0.1	0.7	0.3	0.9

		46.5	47.8	46.9	47.9

West	California	18.1	16.7	16.8	17.2

		100.0%	100.0%	100.0%	100.0%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Scion/Lexus		37.8%	28.6%	35.8%	28.6%
Ford		15.4	19.7	16.1	18.8
DaimlerChrysler		11.8	15.6	12.8	15.0
Nissan/Infiniti		11.5	10.7	10.7	11.2
Honda/Acura		9.7	9.6	9.7	9.4
GM		7.7	8.9	8.1	10.1
Other		6.1	6.9	6.8	6.9

		100.0%	100.0%	100.0%	100.0%

NEW VEHICLE UNIT OTHER MIX:
Import		54.7%	45.8%	52.0%	46.1%
Domestic		29.6	39.2	31.6	38.5
Luxury		15.7	15.0	16.4	15.4

		100.0%	100.0%	100.0%	100.0%

Car		49.9%	46.3%	49.4%	45.8%
Truck		50.1	53.7	50.6	54.2

		100.0%	100.0%	100.0%	100.0%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	% Change	2006	2005	% Change
REVENUES:
New vehicle retail sales	$1,009,300	$977,492	3.3%	$2,837,827	$2,791,812	1.6%
Used vehicle retail sales	292,931	279,484	4.8	848,611	819,816	3.5
Used vehicle wholesale sales	83,264	98,439	(15.4)	251,010	301,419	(16.7)

Total used	376,195	377,923	(0.5)	1,099,621	1,121,235	(1.9)
Parts and service	165,296	165,017	0.2	492,803	487,534	1.1
Finance and insurance	51,021	49,737	2.6	146,172	143,648	1.8

Total	$1,601,812	$1,570,169	2.0%	$4,576,423	$4,544,229	0.7%

GROSS MARGIN:
New vehicle retail sales	7.1%	7.1%		7.3%	7.1%
Used vehicle retail sales	13.1	12.8		13.0	12.7
Used vehicle wholesale sales	(1.8)	(1.8)		(0.5)	(0.8)

Total used	9.8	9.0		9.9	9.1
Parts and service	54.7	54.4		54.5	54.4
Finance and insurance	100.0	100.0		100.0	100.0

Total	15.6%	15.5%		16.0%	15.6%

GROSS PROFIT:
New vehicle retail sales	$71,671	$69,761	2.7%	$206,497	$197,433	4.6%
Used vehicle retail sales	38,283	35,728	7.2	110,451	103,838	6.4
Used vehicle wholesale sales	(1,493)	(1,809)	17.5	(1,244)	(2,283)	45.5

Total used	36,790	33,919	8.5	109,207	101,555	7.5
Parts and service	90,366	89,701	0.7	268,458	265,061	1.3
Finance and insurance	51,021	49,737	2.6	146,172	143,648	1.8

Total	$249,848	$243,118	2.8%	$730,334	$707,697	3.2%

UNITS SOLD:
Retail new vehicles sold	35,182	34,355	2.4%	97,593	96,909	0.7%
Retail used vehicles sold	18,064	17,826	1.3	51,876	52,509	(1.2)
Wholesale used vehicles sold	12,211	13,832	(11.7)	34,623	39,520	(12.4)

Total used	30,275	31,658	(4.4)%	86,499	92,029	(6.0)%

GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$2,037	$2,031	0.3%	$2,116	$2,037	3.9%
Used vehicle retail sales	2,119	2,004	5.7	2,129	1,978	7.6
Used vehicle wholesale sales	(122)	(131)	6.9	(36)	(58)	37.9
Total used	1,215	1,071	13.4	1,263	1,104	14.4
Finance and insurance (per retail unit)	958	953	0.5	978	961	1.8

OTHER:
SG&A expenses	$188,043	$186,216	1.0%	$551,463	$560,853	(1.7)%
SG&A as % revenues	11.7%	11.9%		12.1%	12.3%
SG&A as % gross profit	75.3%	76.6%		75.5%	79.3%
Operating margin	3.6%	3.0%		3.6%	2.8%
Pretax income margin	2.6%	2.2%		2.6%	1.9%

Floorplan interest	$(10,065)	$(9,259)	8.7%	$(34,943)	$(27,998)	24.8%
Floorplan assistance	10,365	9,691	7.0	28,527	27,527	3.6

Net floorplan (expense) income	$300	$432	(30.6)%	$(6,416)	$(471)	1,262.2%

Group 1 Automotive, Inc.
Additional Information — Same Store(1)
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	% Change	2006	2005	% Change
REVENUES:
New vehicle retail sales	$943,383	$944,298	(0.1)%	$2,700,516	$2,711,452	(0.4)%
Used vehicle retail sales	279,540	266,494	4.9	819,771	789,118	3.9
Used vehicle wholesale sales	78,394	92,824	(15.5)	239,024	287,778	(16.9)

Total used	357,934	359,318	(0.4)	1,058,795	1,076,896	(1.7)
Parts and service	158,437	156,109	1.5	479,079	468,316	2.3
Finance and insurance	47,998	48,060	(0.1)	140,438	139,298	0.8

Total	$1,507,752	$1,507,785	(0.0)%	$4,378,828	$4,395,962	(0.4)%

GROSS MARGIN:
New vehicle retail sales	7.1%	7.1%		7.3%	7.1%
Used vehicle retail sales	13.0	12.8		13.1	12.7
Used vehicle wholesale sales	(2.1)	(1.5)		(0.6)	(0.6)

Total used	9.7	9.1		10.0	9.1
Parts and service	54.7	54.6		54.4	54.5
Finance and insurance	100.0	100.0		100.0	100.0

Total	15.7%	15.5%		16.1%	15.6%

GROSS PROFIT:
New vehicle retail sales	$67,050	$67,514	(0.7)%	$196,879	$192,746	2.1%
Used vehicle retail sales	36,382	34,227	6.3	107,029	99,986	7.0
Used vehicle wholesale sales	(1,654)	(1,365)	(21.2)	(1,469)	(1,593)	7.8

Total used	34,728	32,862	5.7	105,560	98,393	7.3
Parts and service	86,600	85,263	1.6	260,532	255,115	2.1
Finance and insurance	47,998	48,060	(0.1)	140,438	139,298	0.8

Total	$236,376	$233,699	1.1%	$703,409	$685,552	2.6%

UNITS SOLD:
Retail new vehicles sold	32,515	33,077	(1.7)%	92,416	93,878	(1.6)%
Retail used vehicles sold	17,242	16,942	1.8	50,310	50,410	(0.2)
Wholesale used vehicles sold	11,363	12,991	(12.5)	32,740	37,483	(12.7)

Total used	28,605	29,933	(4.4)%	83,050	87,893	(5.5)%

GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$2,062	$2,041	1.0%	$2,130	$2,053	3.8%
Used vehicle retail sales	2,110	2,020	4.5	2,127	1,983	7.3
Used vehicle wholesale sales	(146)	(105)	(39.0)	(45)	(42)	(7.1)
Total used	1,214	1,098	10.6	1,271	1,119	13.6
Finance and insurance (per retail unit)	965	961	0.4	984	965	2.0

OTHER:
SG&A expenses	$178,866	$172,649	3.6%	$536,877	$533,791	0.6%
SG&A as % revenues	11.9%	11.5%		12.3%	12.1%
SG&A as % gross profit	75.7%	73.9%		76.3%	77.9%
Operating margin	3.5%	3.8%		3.5%	3.1%

Floorplan interest	$(9,397)	$(8,644)	8.7%	$(33,487)	$(26,519)	26.3%
Floorplan assistance	9,799	9,294	5.4	27,363	26,553	3.1

Net floorplan (expense) income	$402	$650	(38.2)%	$(6,124)	$34	(18,111.8)%

(1)	Same store amounts include the results for the identical months in each period presented in the comparison, commencing with the first month we owned the dealership and, in the case of dispositions, ending with the last month we owned it. Same store results also include the activities of the corporate office, but exclude the results of our two New Orleans dealerships that were closed as a result of Hurricane Katrina in August of 2005.